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                                                                  EXHIBIT 10.107


                                ESCROW AGREEMENT


         THIS AGREEMENT is made as of January 13th, 2000, by and among Timothy
S. Moses and Jacques Elfersy (the "PLEDGORS"), WILSON LLC (the "PLEDGEE") and SIMS MOSS KLINE & DAVIS LLP, a Georgia limited liability partnership (hereinafter referred to as "ESCROW AGENT").

         WHEREAS, Pledgors and Pledgee are parties to that certain Pledge Agreement, dated of even date herewith (the "PLEDGE AGREEMENT"), pursuant to which Pledgors have agreed to pledge 500,000 shares of common stock (the "PLEDGED SHARES") of Bioshield Technologies, Inc., a Georgia corporation ("BSTI") to secure certain obligations (the "OBLIGATIONS") of BSTI described in the Pledge Agreement; and

         WHEREAS, pursuant to the Pledge Agreement, Pledgee is required to deliver to Escrow Agent the Pledged Shares to be held by Escrow Agent until the Obligations are met by BSTI or upon an Event of Default (as defined in the Pledge Agreement) (such Pledged Shares, together with all dividends and other distributions paid thereon and any other funds from time to time deposited with the Escrow Agent pursuant to the Pledge Agreement being hereinafter referred to as the "ESCROWED PROPERTY"), to be held by Escrow Agent and applied as set forth herein;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Pledgee has deposited the Escrowed Property with Escrow Agent, the receipt of which is hereby acknowledged by Escrow Agent. Escrow Agent shall hold the Escrowed Property and shall release the Escrowed Property either (i) to the Pledgors upon satisfaction by BSTI of the Obligations, or (ii) to Pledgee upon the occurrence of an Event of Default, if and to the extent required by the Pledge Agreement. Escrow Agent may (but shall not be required to) require as a condition to any release of the Escrowed Property that it be presented with satisfactory evidence of the satisfaction of such conditions, which may include a certificate signed by both Pledgee and Pledgors to the effect that such conditions have been fulfilled.

         2. In the event Escrow Agent is notified or becomes aware of any disagreement between Pledgee and Pledgors with respect to the Escrowed Property, Escrow Agent shall be entitled (but not required), at its option, to refuse to comply with any notice, demand or other requirement of paragraph 1 hereof and may continue to hold the Escrowed Property in escrow so long as such disagreement shall continue; and, in so doing, Escrow Agent shall not become liable in any way to any person for its failure or refusal to comply with any such notice or demand until (i) either (A) Pledgee and Pledgors have settled or compromised their disagreements, or (B) such disagreements have been fully adjudicated, and (ii) Escrow Agent shall have been so notified in a writing signed by Pledgors and Pledgee. It shall be the responsibility of Pledgors and Pledgee to notify the Escrow Agent immediately of an Event of Default, satisfaction by BSTI of the Obligations or any dispute or disagreement between Pledgee and Pledgors with respect to the Escrowed Property.

         3. In the event that the Escrow Agent has not been notified in writing that all disagreements between Pledgee and Pledgors shall have been settled, compromised or finally




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adjudicated within ten (10) days following receipt by Escrow Agent of knowledge of the existence of such disagreement, Escrow Agent may, but shall not be obligated to, interplead all the Escrowed Property then held in escrow into a court of proper jurisdiction, and thereupon Escrow Agent shall be fully and completely discharged of its duties as Escrow Agent hereunder.

         4. Pledgee agrees to pay Escrow Agent's reasonable and customary fees (if any) for its services hereunder and to reimburse the Escrow Agent for its reasonable expenses and disbursements incurred in the performance of such services.

         5. The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which Pledgee and Pledgors agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

         A. The Escrow Agent shall be fully protected, and shall incur no liability, in acting in reliance upon any notice, request, waiver, consent, receipt or other paper or document furnished to it by Pledgee or Pledgors which Escrow Agent reasonably believes to be genuine and what it purports to be and Escrow Agent shall be entitled to conclusively rely on the due execution thereof and the truth and accuracy of its contents. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of any person executing this Agreement in a representative capacity.

         B. The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

         C. The Escrow Agent shall have no duties except those which are specifically set forth herein and the Escrow Agent shall not be bound by any notice of a claim or demand with respect thereto. No waiver, modification, amendment, termination or rescission of this Escrow Agreement shall be effective or binding upon the Escrow Agent unless Escrow Agent shall have specifically consented thereto in writing.

         D. Pledgee acknowledges, understands and agrees that (i) Escrow Agent is Pledgors' counsel, and notwithstanding its role as Escrow Agent hereunder, Escrow Agent may, in the event of a dispute between Pledgors and Pledgee act as Pledgors' counsel and represent Pledgors in any dispute or litigation, whether or not Escrow Agent resigns and appoints a successor or substitute escrow agent, which Pledgors and Pledgee specifically agree Escrow Agent may do.

         E. Pledgee and Pledgors jointly and severally agree to indemnify, defend and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities, costs and expenses (including court costs and attorneys' fees) which may be imposed upon or incurred by Escrow Agent in connection with the subject matter of this Agreement and Escrow Agent's performance of its obligations hereunder, and all such losses, claims, damages, liabilities, costs and expenses shall be for the account of and shall be borne and paid by




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         Pledgee and Pledgors; provided such losses, claims, damages, liabilities, costs and expenses are not the result of Escrow Agent's gross negligence or willful misconduct.

         F. Escrow Agent shall act as a depository only and shall not, except as expressly stated herein, be required to take notice of any default or breach of warranty, representation, covenant or agreement of any party contained in the Loan Agreement, the Pledge Agreement or any other agreement between Pledgee and Pledgors with respect to the Obligations.

         7. This Escrow Agreement may be amended, modified or canceled only by the written consent of all parties hereto. The Escrow Agent (and any successor Escrow Agent) may resign by notifying Pledgee and Pledgors in writing and, until a successor escrow agent is appointed by Pledgee and Pledgors and accepts such appointment, the Escrow Agent's only duty hereunder shall be to hold any then-remaining Escrowed Property in accordance with the provisions of this Agreement.

         8. Any notices or other communications required or permitted hereunder shall be in writing and either delivered personally or sent by registered or certified mail, postage prepaid as follows:

         If to Pledgors:            Bioshield Technologies, Inc.
                                    5655 Peachtree Parkway
                                    Norcross, Georgia 30092

         If to Pledgee:             Sovereign Partners, L.P.
                                    Executive Pavilion
                                    90 Grove Street
                                    Ridgefield, Connecticut 06877
                                    Attn: Steve Hicks

         If to Escrow Agent:        Sims Moss Kline & Davis LLP
                                    400 Northpark Town Center, Suite 310
                                    1000 Abernathy Road, N.E.
                                    Atlanta, Georgia 30328
                                    Attention: Raymond L. Moss, Esq.

or at any such other address as shall be furnished in writing by any such party to the other parties hereto. Such notices or other communications so given shall be deemed effectively given three days after being mailed, except that notices and communications to the Escrow Agent shall be effective only when actually received by the Escrow Agent.

         9. This Escrow Agreement shall be governed by the laws of the State of Georgia. Venue for any dispute arising from or relating to this Agreement shall lie in the state and federal courts of Fulton County, Georgia. Whenever possible each provision of this Escrow Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be deemed



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severed herefrom and ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have duly caused this Escrow
Agreement to be duly executed as of the date first above written.


                                    PLEDGEE:
                                    WILSON LLC



                                    By: Navigator Management Ltd.
                                        ---------------------------------------
                                                David K. Sims, Director

                                    PLEDGORS:
                                    TIMOTHY C. MOSES

                                     /s/ TIMOTHY C. MOSES
                                    -------------------------------------------


                                    JACQUES ELFERSY

                                     /s/ JACQUES ELFERSY
                                    -------------------------------------------




                                    SIMS MOSS KLINE & DAVIS LLP


                                    By: /s/ Raymond L. Moss
                                        ---------------------------------------

                                    Name: Raymond L. Moss             , Partner
                                          ----------------------------


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